UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2014

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2014, Jarden Corporation (the “Company”) entered into performance-based restricted stock agreements with each of Martin E. Franklin, Executive Chairman, Ian G.H. Ashken, Vice Chairman and Chief Financial Officer, and James E. Lillie, Chief Executive Officer. See Item 5.02 below, which is incorporated into this Item 1.01 by reference, for a description of such restricted stock agreements.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(e)

In connection with a strategic review of long-term performance incentive structure undertaken by the Compensation Committee of the Board of Directors (the “Committee”) and certain strategic goals and objectives established by the Committee to promote the creation of stockholder value, drive revenue growth, maximize the growth in the Company’s earnings over time and continue a pay-for-performance, ownership culture that encourages long-term performance by the Company’s executive officers, the Committee has determined to incentivize key executives through performance based incentive awards. Pursuant to the foregoing, on February 12, 2014, the Company entered into restricted stock agreements with each of Messrs. Franklin, Ashken and Lillie, pursuant to which the Company granted 1,200,000 shares of restricted stock (the “Franklin Long-Term Performance Incentive Shares”) to Mr. Franklin (the “Franklin Long-Term Performance Incentive Agreement”), 600,000 shares of restricted stock (the “Ashken Long-Term Performance Incentive Shares”) to Mr. Ashken (the “Ashken Long-Term Performance Incentive Agreement”), and 600,000 shares of restricted stock (the “Lillie Long-Term Performance Incentive Shares”, and together with the Franklin Long-Term Performance Incentive Shares and the Ashken Long-Term Performance Incentive Shares, the “Long-Term Performance Incentive Shares”) to Mr. Lillie (the “Lillie Long-Term Performance Incentive Agreement”, and together with the Franklin Long-Term Performance Incentive Agreement and the Ashken Long-Term Performance Incentive Agreement, the “Long-Term Performance Incentive Agreements”). The Long-Term Performance Incentive Shares were granted under the Company’s 2013 Stock Incentive Plan.

In accordance with the terms of the Long-Term Performance Incentive Agreements, the Long-Term Performance Incentive Shares will fully vest if both: (i) the Company’s net sales (as defined in the Long-Term Performance Incentive Agreements) for any fiscal year ending on or before December 31, 2018 equals or exceeds $10,500,000,000; and (ii) the Company’s adjusted earnings per share (“EPS”) for any fiscal year ending on or before December 31, 2018 equals or exceeds

$6.00 per fully diluted share. No Long-Term Performance Incentive Shares will vest if the net sales target is not achieved. If the net sales target is achieved, partial vesting will commence if EPS equals or exceeds $5.00 with full vesting occurring if the $6.00 target is achieved. Except in certain limited circumstances described in the Long-Term Performance Incentive Agreements, the Long-Term Performance Incentive Shares will not become vested following a Change of Control of the Company (as defined in the Long-Term Performance Incentive Agreements).

Except as otherwise provided in their respective employment agreements, in the event any of Messrs. Franklin’s, Ashken’s or Lillie’s employment is terminated by the Company or voluntarily by the respective executive, he will surrender all unvested Long-Term Performance Incentive Shares issuable pursuant to the Long-Term Performance Incentive Agreements.

Pursuant to each of the Long-Term Performance Incentive Agreements, each of Messrs. Franklin, Ashken and Lillie, is prohibited for a period of two (2) years from the date the Long-Term Performance Incentive Shares become vested, from offering, selling, transferring, contracting to sell, or otherwise disposing of, directly or indirectly, any of the Long-Term Performance Incentive Shares without prior written consent of the Company, except as set forth in their respective Long-Term Performance Incentive Agreements.

Copies of the Franklin Long-Term Performance Incentive Agreement, the Ashken Long-Term Performance Incentive Agreement and the Lillie Long-Term Performance Incentive Agreement are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Long-Term Performance Incentive Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Long-Term Performance Incentive Agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Agreement, dated February 12, 2014, between the Company and Martin E. Franklin.

10.2	Restricted Stock Agreement, dated February 12, 2014, between the Company and Ian G.H. Ashken.

10.3	Restricted Stock Agreement, dated February 12, 2014, between the Company and James E. Lillie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2014

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Restricted Stock Agreement, dated February 12, 2014, between the Company and Martin E. Franklin.

10.2	Restricted Stock Agreement, dated February 12, 2014, between the Company and Ian G.H. Ashken.

10.3	Restricted Stock Agreement, dated February 12, 2014, between the Company and James E. Lillie.